AMENDMENT NUMBER ONE

                                       TO

                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NUMBER ONE (hereinafter this "Amendment"), made and entered into in the City of Reston, Virginia, this 21st day of January, 1993, renews and amends the EMPLOYMENT AGREEMENT made and entered into on the 15th day of August, 1991 (hereinafter, the "Agreement") by and between American Utilicraft Corporation (hereinafter, the "Corporation") and James S. Carey (hereinafter, "Carey"), pursuant to paragraph 20 of the Agreement, in the following respects.

                                   WITNESSETH:

         1. The term of the Agreement, set forth in paragraph 2 thereof, is renewed for a six (6) year period, that is until February 28, 1999, unless sooner terminated as provided in the Agreement.

         2. Paragraph 5 of the Agreement is revised to read as follows:

                  "5. The Corporation agrees that it will pay Carey, as a bonus, an additional sum predicated on the sale of certain FF-1080 aircraft, and derivative aircraft, on the following bases:

                           (a) For aircraft sold by the Corporation or its
partner or partners in the international joint venture contemplated by the Corporation's eight year business plan to commercial concerns, worldwide (including commercial air carriers when owned and/or operated by a foreign government) and as, and only as, responsibility for such sales may be assigned to Carey by the President and Chief Executive Officer, Carey shall be paid five percent (5%) of the commissions paid to the Corporation by the international joint venture company in accordance with the international joint venture arrangement.

                           (b) In the event that the international joint venture
contemplated by the Corporations eight year business plan is not formed, Carey shall be paid one quarter of one percent (.25%) of the gross sale price of aircraft, including optional equipment, sold and delivered by the Corporation to commercial concerns, worldwide, (including commercial air carriers when owned and/or operated by a foreign government) and as, and only as, responsibility for such sales may be assigned, to Carey by the President and Chief Executive Officer.

                           (c) Payments of the sum payable to Carey under
paragraph (a) above shall be made on the first (1st) working day of the month following the month in which the commission on such aircraft sales has been paid to the Corporation by the international joint venture company regardless of whether or not this Agreement is then in effect.
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                           (d) Payments of the sums payable to Carey under
paragraph (b) above shall be made on the first (1st) working day of the month following the month in which such aircraft deliveries are made and final payment on such deliveries has been received by the Corporation regardless of whether or not this Agreement is then in effect."

         3. This Amendment consists of two (2) pages, including this signature page.


         IN WITNESS WHEREOF, the Corporation has hereunto signed its name by its Corporate Secretary, for the Board of Directors, and Carey has signed his name, all as of the day and year first above written.

                                   AMERICAN UTILICRAFT CORPORATION


                                   By: /s/ Chester D. Taylor, Jr.
                                       --------------------------------------
                                       Chester D. Taylor, Jr.
                                       Corporate Secretary


                                   /s/ James S. Carey
                                   ------------------------------------------
                                   James S. Carey